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                                                              EXHIBIT 10.1(i)(2)

                             AMENDMENT NO. 3 TO THE
                           UNIVERSAL FOODS CORPORATION
                         MANAGEMENT INCOME DEFERRAL PLAN

            WHEREAS, Universal Foods Corporation d/b/a Sensient Technologies Corporation (the "Company") sponsors the Universal Foods Corporation Executive Income Deferral Plan (the "Plan") for employees of the Company who have satisfied the eligibility requirements of the Plan; and

            WHEREAS, the Company has changed its name to Sensient Technologies Corporation, subject to shareholder approval at the April 2001 Annual Meeting of Shareholders; and

            WHEREAS, the Company wishes to amend the Plan to reflect such change.

            NOW, THEREFORE, the Plan is hereby amended as follows effective as of November 6, 2000:

            1. The Plan shall be known as the: "Sensient Technologies Corporation Management Income Deferral Plan".

            2. Section I. is amended in its entirety to read as follows:

            "I.   Purpose

                  The Sensient Technologies Corporation Management Income Deferral Plan (the "Plan") was established effective as of July 15, 1987 by the Board of Directors of Universal Foods Corporation d/b/a Sensient Technologies Corporation, and effective upon shareholder approval, to be known as Sensient Technologies Corporation (the "Company") as an alternative voluntary income deferral plan for selected management employees unable to participate to the maximum extent in the Company sponsored 401(k) plan because of tax code limitations. The Plan is administered by the Vice President of Human Resources, under the direction of the Benefits Administrative Committee, and the plan year is the twelve-month period commencing on January 1st and ending on December 31st. The plan year of the Plan is the fiscal year of the Company."

            3. Sections IX and XII are amended throughout by replacing all references to "Universal Foods Corporation" with "the Company".
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            IN WITNESS WHEREOF, this Amendment has been duly executed this 12th day of December, 2000.


                              UNIVERSAL FOODS CORPORATION
                              d/b/a SENSIENT TECHNOLOGIES CORPRORATION



                              By: /s/ Richard Carney
                                  ------------------------------------